Exhibit 10.1

2014-2016

CEDAR FAIR, L.P. 2008 OMNIBUS INCENTIVE PLAN
PERFORMANCE AWARD AGREEMENT
This Performance Award Agreement ("Agreement") is made pursuant to the terms and conditions of the Cedar Fair, L.P. 2008 Omnibus Incentive Plan (the "Plan"), including (without limitation) Article IX, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings used in the Plan, unless indicated otherwise.
PARTICIPANT: MATTHEW A. OUIMET
PERFORMANCE PERIOD: January 1, 2014 - December 31, 2016
DATE OF GRANT OF PERFORMANCE AWARD: March 31, 2014
TARGET NUMBER OF POTENTIAL PERFORMANCE UNITS:     124,234
PERFORMANCE OBJECTIVES: As specified on Exhibit A
EMPLOYMENT REQUIREMENT: Continuous employment with the Company or an Affiliate through the Payment Dates, as specified in Section 2 below.
1.    Performance Award in General. Participant shall be eligible to receive up to 100% of the target number of potential Performance Units specified above for the Performance Period, as determined and adjusted pursuant to Exhibit A, plus Distribution Equivalents on the potential Performance Units if the Company makes distributions from and after the Date of Grant until the Payment Dates specified below; provided that (a) the number of Performance Units and any Distribution Equivalents to be paid will depend on the level of attainment of the performance objectives set forth on Exhibit A as determined by the Committee following the end of the Performance Period, (b) Participant must remain in the continuous employment with the Company or an Affiliate through the Payment Dates as defined in and subject to Section 2 of this Agreement, and (c) Sections 6.1(f) and 4.2(b) of Participant's employment contract shall not be applicable to this Award and the terms of this Agreement shall supersede the provisions of Section 13.1 of the Omnibus Plan. Distribution Equivalents shall be forfeited to the extent that Performance Units on which they accumulate do not become payable based on the performance objectives, and Distribution Equivalents that become payable shall be paid only in cash in accordance with Section 2.
2.    Payment Date and Calculations.
a)    If the performance objectives set forth on Exhibit A are achieved during the Performance Period, any Performance Units that become payable under Section 1 plus accumulated Distribution Equivalents on such number of Performance Units that become payable in accordance with Section 1, shall be paid as follows (i) fifty percent (50%) of any such Performance Units shall be paid in a lump sum in Units, together with a lump sum cash payment of all Distribution Equivalents accrued with respect to fifty percent (50%) of such Performance Units through the First Payment Date (as defined below), with such lump sum payments being made on December 29, 2017, "First Payment Date"); and (ii) the fifty percent (50%) balance of any such Performance Units shall be paid in a lump sum in Units, together with a lump sum cash payment of all Distribution Equivalents accrued with respect to such fifty percent (50%) balance of such

2014-2016

Performance Units through the Second Payment Date (as defined below), with such lump sum payments being made on December 31, 2018 ("Second Payment Date"); provided that any payment to a Specified Employee upon a Separation from Service shall only be paid in accordance with Section 9.6 of the Plan (the actual dates of payment are collectively referred to herein as the "Payment Dates"); and provided, further, that the Participant must be continuously employed by the Company or an Affiliate throughout the Performance Period and from the last day of the Performance Period through both Payment Dates or will forfeit the unpaid portion of his entire Performance Award, including any unpaid Distribution Equivalents, as of his Separation from Service, except as described in the following paragraphs.
b)    If a Change in Control occurs, or the Participant dies or incurs a Separation from Service due to Disability prior to either or both of the Payment Dates specified in the preceding paragraph:
i.    For purposes of calculating the achievement of the performance objectives and any Performance Units payable, the Performance Period shall end with the last full year of the Performance Period completed immediately preceding the date of the Change in Control, death or Separation from Service due to Disability;
ii.    Any required payment will be prorated by multiplying the number of Performance Units that would be payable in accordance with Schedule A by a fraction, the numerator of which equals the number of full months from January 1, 2014 until the date of the Change in Control, death or Separation from Service due to Disability and the denominator of which equals forty-eight (48) for the fifty percent (50%) payment that is scheduled to be paid on the First Payment Date, and sixty (60) for the fifty percent (50%) payment that is scheduled to paid on the Second Payment Date.
iii.    If the performance objectives set forth on Exhibit A are achieved, the Performance Award will be immediately settled and distributed in a lump sum within thirty (30) days following the date of the Change in Control, death or Separation from Service due to Disability. If the thirty- (30-) day period begins in one calendar year and ends in another, Participant (or Participant's estate, as applicable) shall not have a right to designate the taxable year of payment.

c)	Except as permitted by Section 409A, no payment shall be accelerated.
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2014-2016

IN WITNESS WHEREOF, Magnum Management Corporation, a subsidiary of Cedar Fair, L.P., has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the day and year below written.

MAGNUM MANAGEMENT CORPORATION
By:
Title:
Date:

PARTICIPANT
Signature:
Printed Name:
Date:

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